SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ________________

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                 Advent/Claymore Enhanced Growth & Income Fund
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


                 Delaware                               20-2113086
         -----------------------                    -------------------
         (State of Incorporation                     (I.R.S. Employer
             or Organization)                       Identification no.)


         2455 Corporate West Drive,
              Lisle, Illinois                             60532
 ----------------------------------------           -------------------
 (Address of Principal Executive Offices)               (Zip Code)


If this form relates to the                  If this form relates to the
registration of a class of                   registration of a class of
securities pursuant to Section               securities pursuant to Section 12
12(b) (g) of the Exchange Act and            of the Exchange Act and is
is effective pursu- ant to General           effective pursu- ant to General
Instruction A.(c), please check the          Instruction A.(d), please check the
following box. [X]                           following box. [ ]


Securities Act registration statement file number to which this form relates:
333-112584

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class                           Name of Each Exchange on Which
to be so Registered                           Each Class is to be Registered
-------------------                           ------------------------------

Common Shares of Beneficial Interest          New York Stock Exchange


Securities to be registered pursuant to Section 12(g) of the Act: None

                INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant's Securities to be Registered.

         The description of the Registrant's securities to be registered is incorpo rated by reference to the description contained under the caption "Description of Shares" in the Registrant's Registration Statement on Form N-2 (File Nos. 333-112584 and 811-21504), as filed electronically with the Securities and Exchange Commission (the "Commission") on February 6, 2004 (Accession No. 0000950172-04-000308) ("Registration Statement on Form N-2"), as amended by Pre-Effective Amendment No. 1 to the Registration Statement on Form N-2, as filed with the Commission on April 15, 2004 (Accession No. 0000950172-04-000924), as amended by Pre-Effective Amend ment No. 2 to the Registration Statement on Form N-2, as filed with the Commission on April 26, 2004 (Accession No. 0000912057-04-000390), as amended by Pre- Effective Amendment No. 3 to the Registration Statement on Form N-2, as filed with the Commission on October 28, 2004 (Accession No. 0000950172-04-002484) and as amended by Pre-Effective Amendment No. 4 to the Registration Statement on Form N- 2, as filed with the Commission on December 20, 2004 (Accession No. 0001047469-04-037672).

Item 2.  Exhibits.

         Pursuant to the Instructions as to Exhibits, no exhibits are filed herewith or incorporated by reference.

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

                                  SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                            ADVENT/CLAYMORE ENHANCED GROWTH
                                            & INCOME FUND


                                            By: /s/ Rodd Baxter
                                                --------------------------------
                                                Name:  Rodd Baxter
                                                Title: Secretary

Date: January 21, 2005

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